FORM OF AGREEMENT

OLD MUTUAL ADVISOR FUNDS II

Rule 18f-3

Multiple Class Plan

(the “Plan”)

As Amended October--, 2006

Old Mutual Advisor Funds II (the “Trust”), a registered investment company that currently consists of the separately managed portfolios listed in Schedule A hereto (each, a “Portfolio” and, collectively, the “Portfolios”), has elected to rely on Rule 18f-3 under the Investment Company Act of 1940, as amended (the “1940 Act”), in offering multiple classes of shares in each Portfolio.

A.	Attributes of Share Classes

1.            The rights of each class of the Portfolios shall be as set forth in the respective Certificate of Class Designation for each Class (each a “Certificate”) as each such Certificate is approved by the Trust’s Board of Trustees and as attached as Schedule B hereto.

2.            With respect to each class of shares created hereunder, each share of a Portfolio will represent an equal pro rata interest in the Portfolio and will have identical terms and conditions, except that: (i) each class will have a different class name (or other designation) that identifies the class as separate from any other class; (ii) each class will separately bear any distribution fees (“Rule 12b-1 fees”) in connection with a distribution plan adopted pursuant to Rule 12b-1 under the 1940 Act (a “Rule 12b-1 Plan”) and will separately bear any other shareholder service fees (“Service Fees”) that are made under any service plan, which may or may not be adopted pursuant to Rule 12b-1 under the 1940 Act, or related servicing agreement entered into with respect to that class, which are not contemplated by or within the scope of the Rule 12b-1 Plan; (iii) shareholders of the class will have exclusive voting rights regarding the Rule 12b-1 Plan and the servicing agreements relating to such class, and will have separate voting rights on any matter submitted to shareholders in which the interests of that class differ from the interests of any other class.

B.	Expense Allocations

1.            The following expenses shall be allocated, to the extent practicable, on a class-by-class basis: (a) fees under a Rule 12b-1 Plan; (b) Service Fees; (c) state Blue Sky registration fees incurred by a specific class; (d) transfer agency and sub-transfer agency fees and expenses; (e) preparation, printing, and distribution of prospectuses and other shareholder reports; (f) website fees, including website maintenance; (g) expenses incurred in connection with any meeting of shareholders of a particular class; (h) litigation expenses incurred with respect to matters affecting only a particular class; (i) any other expenses (other than advisory or management fees) that the Trust’s Board of Trustees determines shall be allocated on a class-by-class basis, in a manner consistent with Internal Revenue Service Rules; provided, however, that such expenses may be so allocated only to the extent that the expenses are actually incurred in different amounts by each class or that a class receives services of a different kind or to a different degree than the other classes.

2.            All other expenses of a Portfolio shall be allocated to each class on the basis of net asset value of that class in relation to the total net assets of the Portfolio.

C.	Allocation of Income, Gains and Losses

Except to the extent provided in the following sentence, each Portfolio will allocate income and realized and unrealized capital gains and losses to a class based on the relative net asset of each class. Notwithstanding the foregoing, each Portfolio that declares dividends on a daily basis will allocate income on the basis of settled shares.

D.	Waiver of Fees and Reimbursement of Expenses

A Portfolio’s advisor, sub-advisor, underwriter or any other provider of services to the portfolio may waive fees payable by, or reimburse expenses of, a class, to the extent that such fees and expenses are payable, or have been paid, to the provider, and have been allocated solely to that class as a class expense. Such provider may also waive fees payable, or reimburse expenses paid, by all classes in a Portfolio to the extent such fees and expenses have been allocated to such classes in accordance with relative net assets.

E.	Exchange Privileges.

Exchanges of shares shall be permitted between Portfolios as follows:

(a)           Shares of a Portfolio generally may be exchanged for shares of the same class of another Portfolio or where so provided for in the Portfolio's prospectus, and/or statement of additional information (together the “Prospectus”) subject to such exceptions and such terms and limitations as are disclosed in the Portfolio's Prospectus.

(b)           Shares of a Portfolio generally may not be exchanged for shares of a different class of that Portfolio or another Portfolio subject to such exceptions and such terms and limitations as are disclosed in the Portfolio 's Prospectus.

(c)           Depending upon the Portfolio from which and into which an exchange is being made and when the shares were purchased, shares being acquired in an exchange may be acquired at their offering price, at their net asset value or by paying the difference in sales charges, as disclosed in the Portfolio 's Prospectus.

F.	Service Fees and Distribution Fees.

The Rule 12b-1 fees and Service Fees applicable to any class shall be those set forth in the Portfolio 's Prospectus, relevant portions of which are incorporated herein by this reference. All other terms and conditions with respect to Rule 12b-1 fees and Service Fees shall be governed by the Rule 12b-1 Plan adopted by the Portfolio with respect to such fees and Rule 12b-1 of the 1940 Act and any Service Plan, respectively.

G.	Amendment of Plan; Periodic Review

This Plan must be amended to describe properly (through additional exhibits hereto) each new class of shares, upon the approval of each new class by the Board of Trustees.

The Board of Trustees of the Trust, including a majority of the independent Trustees must periodically review this Plan for its continued appropriateness, and must approve any material amendment of the Plan as it relates to any class of any Portfolio covered by the Plan.

2

SCHEDULE A

OLD MUTUAL ADVISOR FUNDS II

Name of Portfolios

Old Mutual Analytic U.S. Long/Short Fund (formerly Analytic Disciplined Equity Fund)

Old Mutual Barrow Hanley Value Fund (formerly Clipper Focus Fund)

Old Mutual Cash Reserves Fund (formerly PBHG Cash Reserves Fund)

Old Mutual Columbus Circle Technology and Communications Fund (formerly PBHG Technology & Communications Fund)

Old Mutual Dwight Intermediate Fixed Income Fund (formerly Dwight Intermediate Fixed Income Fund)

Old Mutual Dwight Short Term Fixed Income Fund (formerly Dwight Short Term Fixed Income Fund)

Old Mutual Emerging Growth Fund (formerly PBHG Emerging Growth Fund)

Old Mutual Focused Fund (formerly PBHG Focused Fund)

Old Mutual Growth Fund (formerly PBHG Growth Fund)

Old Mutual Heitman REIT Fund (formerly Heitman REIT Fund)

Old Mutual Large Cap Fund (formerly PBHG Large Cap Fund)

Old Mutual Large Cap Growth Fund (formerly PBHG Large Cap Growth Fund)

Old Mutual Large Cap Growth Concentrated Fund (formerly PBHG Large Cap Growth Concentrated Fund)

Old Mutual Mid-Cap Fund (formerly PBHG Mid-Cap Fund)

Old Mutual Select Growth Fund (formerly PBHG Select Growth Fund)

Old Mutual Small Cap Fund (formerly PBHG Small Cap Fund)

Old Mutual Strategic Small Company Fund (formerly PBHG Strategic Small Company Fund)

Old Mutual TS&W Small Cap Value Fund (formerly TS&W Small Cap Value Fund)

Date: _____--, 2006

1

SCHEDULE B

OLD MUTUAL ADVISOR FUNDS II

CERTIFICATE OF CLASS DESIGNATION

Class Z Shares

1.	Class-Specific Distribution Arrangements; Other Expenses

Class Z Shares are sold without a sales charge and are not subject to any Rule 12b-1 fees or Service Fees.

2.	Voting Rights

Each Class Z shareholder will have a vote equal to the economic value of their Class Shares held. Class Z shareholders will be entitled to vote on issues relating to Class Z Rule 12b-1 expenses, if any (including any Rule 12b-1 Plan), and on other matters submitted to shareholders in which the interests of Class Z differ from the interests on any other class.

3.	Conversion Rights

Class Z Shares do not have a conversion feature.

OLD MUTUAL ADVISOR FUNDS II

CERTIFICATE OF CLASS DESIGNATION

Advisor Class Shares

1.	Class-Specific Distribution Arrangements; Other Expenses

Advisor Class Shares are sold without a sales charge, but are subject to Service Fees, as approved from time to time by the Trustees and set forth in the Trust’s prospectuses (“Prospectus”), relevant portions of which are incorporated herein by reference. All other terms and conditions with respect to the Service Fees shall be governed by the Service Plan adopted by the Trust with respect to such fees and Rule 12b-1 of the 1940 Act. The Service Fee will be paid to compensate Old Mutual Investment Partners or the Trust’s then current distributor for providing or arranging with and paying financial intermediaries, plan fiduciaries and other investment professionals (“Service Providers”) at an annual rate of up to 0.25% of each Portfolio’s average daily net assets attributable to Advisor Class Shares as compensation for providing personal services and/or account maintenance services to shareholders or to the underlying beneficial owners of Advisor Class Shares or to insurance companies or their affiliates for providing similar services to variable and group annuity or variable life insurance contract holders or their participants and sponsors of and/or administrators to defined contribution plans and sponsors of and/or administrators to various wrap and asset allocation investment programs. All or a portion of the Service Fee may be made to the Trust’s distributor to compensate it for administering the Service Plan or for providing the services contemplated therein. The Trust, on behalf of the applicable Portfolio, will make monthly payments to Old Mutual Investment Partners or the Trust’s then current distributor under the Advisor Class Service Plan based on the average net asset value of Advisor Class Shares that are serviced or supported by Service Providers or the distributor.

2.	Voting Rights

Each Advisor Class shareholder will have a vote equal to the economic value of their Advisor Class Shares held. Advisor Class shareholders will be entitled to vote on issues relating to Advisor Class Service Fees (including any service plan for Advisor Class), and on other matters submitted to shareholders in which the interests of Advisor Class differ from the interests of any other class.

3.	Conversion Rights

Advisor Class Shares do not have a conversion feature.

OLD MUTUAL ADVISOR FUNDS II

CERTIFICATE OF CLASS DESIGNATION

Class A Shares

1.	Class-Specific Distribution Arrangements; Other Expenses

Sales Charges. Class A shares are sold at net asset value plus a front-end sales charge as approved from time to time by the Trustees and set forth in the Trust’s Prospectus, which sales charge may be reduced or eliminated for certain money market fund shares, for larger purchases, under a combined purchase privilege, under a right of accumulation, under a letter of intent or for certain categories of purchasers or transactions as permitted by Section 22(d) of the 1940 Act and as otherwise set forth in the Trust’s Prospectus. Certain large purchases of Class A shares that are not subject to a front-end sales charge as a result of the foregoing may be subject to a contingent deferred sales charge (“CDSC”). The terms and conditions of the CDSC, including the period of years following acquisition of Class A shares that such CDSC will apply and the CDSC rate, shall be as set forth in the Trust’s Prospectus the relevant portions of which are incorporated herein by this reference. No CDSC shall be imposed on Class A shares unless so provided in the Trust’s Prospectus. The offering price of Class A shares subject to a front-end sales charge shall be computed in accordance with Rule 22c-1 and Section 22(d) of the 1940 Act and the rules and regulations thereunder.

Method of CDSC Calculation. The CDSC shall be assessed on an amount equal to the lower of the cost or the current market value of the Class A shares being redeemed. The order in which Class A shares are to be redeemed when not all of such shares would be subject to a CDSC shall be determined by the Trust’s distributor in accordance with the provisions of Rule 6c-10 under the 1940 Act and set forth in the Trust’s Prospectus.

Rule 12b-1 Fee. Class A shares may be subject to Rule 12b-1 fees as approved from time to time by the Trustees and set forth in the Trust’s Prospectus, relevant portions of which are incorporated herein by reference. All other terms and conditions with respect to Rule 12b-1 fees shall be governed by the Rule 12b-1 Plan adopted by the Trust with respect to such fees and Rule 12b-1 of the 1940 Act. The Rule 12b-1 fees will be paid to the Trust’s distributor as compensation for services provided and expenses incurred in connection with the offering and sale of Class A shares of the Trust, which may include, without limitation, payment by the Trust’s distributor of all or a portion of the Rule 12b-1 fees to financial intermediaries, plan fiduciaries and investment professionals (“Service Providers”) for providing services in connection with the offering and sale of Class A shares, interest and other financing costs, and such other distribution-related activities identified in Rule 12b-1, as it may be amended from time to time. The Trust, on behalf of the applicable Portfolio, will make monthly payments to the Trust’s distributor under the Rule 12b-1 Plan based on the average net asset value of Class A shares.

Service Fees. Class A shares may be subject to Service Fees as approved from time to time by the Trustees and set forth in the Trust’s Prospectus, relevant portions of which are incorporated herein by reference. All other terms and conditions with respect to the Service Fees shall be governed by a Service Plan adopted by the Trust with respect to such fees. The Service Fees will be paid to the Trust’s distributor as compensation for providing or arranging for the provision by Service Providers of personal shareholder services and/or account maintenance services to shareholders or to the underlying beneficial owners of Class A shares. All or a portion of the Service Fees may be made to the Trust’s distributor to compensate it for administering the Service Plan, or for providing the services contemplated therein. The Trust, on behalf of the applicable Portfolio, will make monthly payments to Service Providers and/or the Trust’s distributor under the Service Plan based on the average net asset value of Class A shares that are serviced or supported by such Service Providers or the distributor.

2.	Voting Rights

Each Class A shareholder will have a vote equal to the economic value of their Class A shares held. Class A shareholders will be entitled to vote on issues relating to Class A Rule 12b-1 fees (including any Rule 12b-1 Plan), and on other matters submitted to shareholders in which the interests of Class A differ from the interests of any other class.

3.	Conversion Rights

Class A shares do not have a conversion feature.

OLD MUTUAL ADVISOR FUNDS II

CERTIFICATE OF CLASS DESIGNATION

Class C Shares

1.	Class-Specific Distribution Arrangements; Other Expenses

CDSC. Class C shares are sold at net asset value but are subject to a contingent deferred sales charge (“CDSC”). The CDSC shall apply for the period of one year following acquisition of Class C shares and at a rate as set forth in the Trust’s Prospectus, the relevant portions of which are incorporated herein by this reference. No CDSC shall be imposed on Class C shares unless so provided in the Trust’s Prospectus. The offering price of Class C shares subject to a CDSC shall be computed in accordance with Rule 22c-1 and Section 22(d) of the 1940 Act and the rules and regulations thereunder.

Method of CDSC Calculation. The CDSC shall be assessed on an amount equal to the lesser of cost or current market value of the Class C shares being redeemed. The order in which Class C shares are to be redeemed when not all of such shares would be subject to a CDSC shall be determined by the Trust’s distributor in accordance with the provisions of Rule 6c-10 under the 1940 Act.

Rule 12b-1 Fees. Class C shares may be subject to a Rule 12b-1 fee as approved from time to time by the Trustees and set forth in the Trust’s Prospectus, relevant portions of which are incorporated herein by reference. All other terms and conditions with respect to Rule 12b-1 fees shall be governed by the Rule 12b-1 Plan adopted by the Trust with respect to such fees and Rule 12b-1 of the 1940 Act. Rule 12b-1 fees will be paid to the Trust’s distributor as compensation for services provided and expenses incurred in connection with the offering and sale of Class C shares of the Trust, which may include, without limitation, payment by the Trust’s distributor of all or a portion of the Rule 12b-1 fees to financial intermediaries, plan fiduciaries and investment professionals (“Service Providers”) for providing services in connection with the offering and sale of Class C shares, interest and other financing costs, and such other distribution-related activities identified in Rule 12b-1, as it may be amended from time to time. The Trust, on behalf of the applicable Portfolio, will make monthly payments to Trust’s distributor under the Rule 12b-1 Plan based on the average net asset value of Class C shares.

Service Fees. Class C shares may be subject to Service Fees as approved from time to time by the Trustees and set forth in the Trust’s Prospectus, relevant portions of which are incorporated herein by reference. All other terms and conditions with respect to the Service Fees shall be governed by the Service Plan adopted by the Trust with respect to such fees. The Service Fees will be paid to the Trust’s distributor as compensation for providing or arranging for the provision by Service Providers of personal shareholder services and/or account maintenance services to shareholders or to the underlying beneficial owners of Class C shares. All or a portion of the Service Fees may be made to the Trust’s distributor to compensate it for administering the Service Plan, or for providing the services contemplated therein. The Trust, on behalf of the applicable Portfolio, will make monthly payments to Service Providers and/or the Trust’s distributor under the Service Plan based on the average net asset value of Class C shares that are serviced or supported by such Service Providers or distributor.

2.	Voting Rights

Each Class C shareholder will have a vote equal to the economic value of their Class C shares held. Class C shareholders will be entitled to vote on issues relating to Class C Rule 12b-1 fees (including any Rule 12b-1 Plan), and on other matters submitted to shareholders in which the interests of Class C differ from the interests of any other class.

3.	Conversion Rights

Class C shares do not have a conversion feature.

OLD MUTUAL ADVISOR FUNDS II

CERTIFICATE OF CLASS DESIGNATION

Class R Shares

1.	Class-Specific Distribution Arrangements; Other Expenses

Rule 12b-1 Distribution Fees. Class R shares are subject to a Rule 12b-1 distribution fee as approved from time to time by the Trustees and set forth in the Trust’s Prospectus, relevant portions of which are incorporated herein by reference. All other terms and conditions with respect to Rule 12b-1 fees shall be governed by the Rule 12b-1 Plan adopted by the Trust with respect to such fees and Rule 12b-1 of the 1940 Act. The Rule 12b-1 distribution fees are payable at an annual rate of 0.25% of each Portfolio’s (other than the Old Mutual TS&W Small Cap Value and Cash Reserves Funds) average daily net assets attributable to Class R shares. The Rule 12b-1 distribution fee will be paid to the Trust’s distributor as compensation for services provided and expenses incurred in connection with the offering and sale of Class R shares of the Trust, which may include, without limitation, payment by the Trust’s distributor of all or a portion of the Rule 12b-1 fees to Service Providers for providing services in connection with the offering and sale of Class R shares, interest and other financing costs, and such other distribution-related activities identified in Rule 12b-1, as it may be amended from time to time. The Trust, on behalf of the applicable Portfolio, will make monthly payments to Trust’s distributor under the Rule 12b-1 Plan based on the average net asset value of Class R shares.

Service Fees. Class R shares are subject to Service Fees as approved from time to time by the Trustees and set forth in the Trust’s Prospectus, relevant portions of which are incorporated herein by reference. All other terms and conditions with respect to the Service Fees shall be governed by the Service Plan adopted by the Trust with respect to such fees and Rule 12b-1 of the 1940 Act. The Service Fees are payable at an annual rate of 0.25% of each Portfolio’s average daily net assets attributable to Class R shares. The Service Fees will be paid to the Trust’s distributor as compensation for providing or arranging for the provision by Service Providers of personal shareholder services and/or account maintenance services to shareholders or to the underlying beneficial owners of Class R shares. All or a portion of the Service Fees may be made to the Trust’s distributor to compensate it for administering the Service Plan, or for providing the services contemplated therein. The Trust, on behalf of the applicable Portfolio, will make monthly payments to Service Providers and/or the Trust’s distributor under the Service Plan based on the average net asset value of Class R shares that are serviced or supported by such Service Providers or distributor.

2.	Voting Rights

Each Class R shareholder will have a vote equal to the economic value of their Class R Shares held. Class R shareholders will be entitled to vote on issues relating to Class R Service Fees (including any service plan for Class R), and on other matters submitted to shareholders in which the interests of Class R differ from the interests of any other class.

3.	Conversion Rights

Class R Shares do not have a conversion feature.

OLD MUTUAL ADVISOR FUNDS II

CERTIFICATE OF CLASS DESIGNATION

Institutional Class Shares

1.	Class-Specific Distribution Arrangements; Other Expenses

Institutional Class Shares are sold without a sales charge and are not subject to any Rule 12b-1 fees or Service Fees.

2.	Voting Rights

Each Institutional Class shareholder will have a vote equal to the economic value of their Institutional Class Shares held. Institutional Class shareholders will be entitled to vote on issues relating to Institutional Class Rule 12b-1 expenses, if any (including any Rule 12b-1 Plan), and on other matters submitted to shareholders in which the interests of Institutional Class differ from the interests on any other class.

3.	Conversion Rights

Institutional Class Shares do not have a conversion feature.